SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 7, 2016

JRjr33, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-36755	98-0534701
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or organization)		Identification No.)

2950 North Harwood Street, 22nd Floor, Dallas, Texas 75201
(Address of principal executive offices and zip code)

(972) 398-7120
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 7, 2016, the Audit Committee of the Board of Directors of JRJR33, Inc. (the “Company”), upon the recommendation of the Company’s management and based upon discussions between management and the Company’s current and former independent registered public accounting firms, concluded that the quarterly financial statements filed in the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015 (collectively, the “Non-Reliance Periods”) as previously issued should no longer be relied upon and will be restated (the “Non-Reliance Determination”).

As a part of the Company’s analysis of its year end adjustments, the Company prepared a SAB 99 evaluation of the year-end audit adjustments identified in connection with the audit of the financial statements as of December 31, 2015 and for the year then ended. In analyzing the adjustments the Company, in conjunction with its independent auditors, concluded that the respective quarterly impact of the adjustments is material and should be reflected in the quarters within the Non-Reliance Period.

The individually material adjustments include applying inventory valuation adjustments across the year, correcting the recorded market measurement of the Company’s incentive stock program in the respective quarter of stock award grant and making various balance sheet reclassifications.

As these quarterly adjustments result from adjustments that have already been reflected in the Annual Report, it is not anticipated that the results presented in the Company’s Annual Report will be changed or require further adjustment. At this time, all the changes necessary to adjust the financial statements for the Non-Reliance Periods are not complete and cannot be reasonably quantified. The Company intends to restate the financial statements presented in the previously filed Form 10-Q filed during the Non-Reliance Periods on Form 10-Q/A.

Management has concluded that the Company’s internal control over financial reporting and its disclosure controls and procedures were not effective as of December 31, 2015 and as of the ends of each of the Non-Reliance Periods. Upon re-evaluation of such controls and procedures, management believes that there were no additional material weaknesses in its internal controls besides those already identified in its Form 10-K for the year ended December 31, 2015 and filed on June 28, 2016. The Company will amend any disclosures pertaining to its evaluation of controls and procedures, as appropriate, in connection with the amended filings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JRjr33. Inc.

Date: September 9, 2016	By:	/s/ John P. Rochon
John P. Rochon
Chief Executive Officer and President